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                                                                     EXHIBIT 5.1


                                 March 3, 1997




Shelby Williams Industries, Inc.
11-111 Merchandise Mart
Chicago, IL  60654

Gentlemen:

    In connection with the proposed registration under the Securities Act of 1933, as amended, by Shelby Williams Industries, Inc., a Delaware corporation (the "Company"), of up to 2,300,000 shares of the Company's Common Stock, $.05 par value per share (the "Shares"), as described in the Company's registration statement on Form S-3 to be filed with the Securities and Exchange Commission (such registration statement, including all amendments and exhibits thereto being herein called the "Registration Statement"), we hereby advise you that as counsel for the Company we have examined the original or certified copies of the Certificate of Incorporation of the Company and all amendments thereto, the by-laws of the Company, the minute books of the Company, and such other documents and records as we have deemed necessary for the purposes of this opinion.

    Based upon such examination, it is our opinion that:

    (1) the 719,000 Shares to be sold by the Company (including up to 150,000 Shares which the Underwriters have the option to purchase from the Company to cover over-allotments, if any) are duly authorized, legally issued and nonassessable and are held by the Company in treasury, and, when sold pursuant to the terms of the Underwriting Agreement included as an exhibit to the Registration Statement, will be legally issued, fully paid and nonassessable; and

    (2) the 1,581,000 Shares to be sold by the Selling Stockholders referred to in the Registration Statement (including up to 150,000 Shares which the Underwriters have the option to purchase from a Selling Stockholder to cover over-allotments, if any) are duly authorized, legally issued, fully paid and nonassessable.

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                                          2

    We hereby consent to the references to our firm under the heading "Legal Matters" in the Prospectus of the Company included in the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       D'ANCONA & PFLAUM



                                       By: /s/ Merrill A. Freed
                                          --------------------------------
                                          Merrill A. Freed, a Partner